Exhibit 99.1

PMC-Sierra Reports Third Quarter 2008 Results

Q3’08 Revenue Grows 19% Year-over-Year; Non-GAAP Net Income Increases 53%

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 16, 2008--PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the third quarter ended September 28, 2008.

Net revenues in the third quarter of 2008 were $139.4 million, an increase of 19% compared with net revenues in the third quarter of 2007 of $117.5 million. The Company reported net revenues of $139.8 million in the second quarter of 2008.

Net income in the third quarter of 2008 on a GAAP basis was $16.2 million (GAAP diluted earnings per share of $0.07) compared with a GAAP net loss in the third quarter of 2007 of $5.9 million (GAAP net loss per share of $0.03). The Company reported GAAP net income of $137.2 million (GAAP diluted earnings per share of $0.61) in the second quarter of 2008. The GAAP net income in the second quarter of this year includes $124.3 million related to an adjustment to the accrual for unrecognized tax benefits, which was disclosed in the prior quarter’s earnings results.

Non-GAAP net income in the third quarter was $29.2 million (non-GAAP diluted earnings per share of $0.13), an increase of 53% compared with non-GAAP net income in the third quarter last year of $19.1 million (non-GAAP diluted earnings per share of $0.09). The Company reported non-GAAP net income of $29.7 million (non-GAAP diluted earnings per share of $0.13) in the second quarter of 2008.

The non-GAAP net income for the third quarter of 2008 also excludes the following items: (i) $5.4 million in stock-based compensation expense; (ii) $9.8 million amortization of purchased intangible assets; (iii) $0.3 million net reversal of restructuring accruals relating to facilities; (iv) $0.4 million recovery of investment loss; (v) $0.8 million net foreign exchange gain on the Company’s net foreign tax liabilities; and (vi) $0.8 million net income tax recovery relating to $0.7 million tax adjustments based on completed filings and assessments received from tax authorities, $0.4 million income tax effect related to the non-GAAP adjustments above and $0.3 million interest relating to unrecognized tax benefits. For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

“In the third quarter, we experienced solid growth in our WAN infrastructure business primarily due to strength in Asian telecom network build-outs,” said Greg Lang, president and chief executive officer of PMC-Sierra. “We believe that we are well positioned in the WAN infrastructure, enterprise storage, and FTTH markets where we see new product cycle opportunities occurring over the next two years.”

The Company made the following product announcements in Q3 2008:

  We announced the availability of the industry’s most highly integrated GPON devices for Fiber to the Home deployments. PMC’s second-generation solutions include a GPON ONT, a GPON Residential Gateway and a four-port GPON OLT. These devices feature PMC’s GigaPASS™ architecture, which is already deployed today in more than six million PON devices. All of the new devices have proven interoperability with a wide-range of commercial GPON systems.

  We added four new multi-band devices to our WiZIRD™ family of highly integrated WiMAX RF IC solutions for Broadband Wireless Subscriber equipment. These new devices enable WiMAX system designers to leverage a single radio design to provide CPE and Network Interface Cards for all popular broadband wireless radio bands, including: 450-928 MHz; 2.3-2.7 GHz; 2.7-2.9 GHz; 3.3-3.8 GHz; and 4.9-5.95 GHz.

Third Quarter 2008 Conference Call

Management will review the third quarter 2008 results and provide guidance for the fourth quarter of 2008 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on October 16, 2008. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-640-5925 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 9483920. A replay of the webcast will be available for five business days.

Fourth Quarter 2008 Conference Call

PMC-Sierra is planning on releasing its results for the fourth quarter of 2008 on January 22, 2009. A conference call will be held on the day of the release to review the quarter and provide an outlook for the first quarter of 2009.

Safe Harbor Statement

PMC-Sierra’s forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company’s SEC filings describe more fully the risks associated with the Company’s business including PMC-Sierra’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and other items such as foreign exchange rates. The Company does not undertake any obligation to update the forward-looking statements.

About PMC-Sierra

PMC-Sierra® is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers, and fiber access gateway equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2008. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMCS, WiZIRD, GigaPASS and “Enabling connectivity. Empowering people.” are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 28,	Jun. 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2008	2007	2008	2007

Net revenues	$139,356	$139,839	$117,455	$404,235	$325,812
Cost of revenues	47,373	49,073	39,871	139,752	115,092
Gross profit	91,983	90,766	77,584	264,483	210,720

Other costs and expenses:
Research and development	39,688	39,995	35,557	116,993	121,716
Selling, general and administrative	23,565	24,180	24,124	71,954	75,993
Amortization of purchased intangible assets	9,836	9,836	9,836	29,508	29,507
Restructuring costs and other charges	(259)	157	1,564	785	12,244
Income (loss) from operations	19,153	16,598	6,503	45,243	(28,740)

Other income (expense):
Interest income, net	1,481	1,387	2,728	5,102	7,037
Foreign exchange gain (loss)	873	(1,066)	(7,052)	2,965	(15,975)
Amortization of debt issue costs	(137)	(136)	(242)	(480)	(726)
Gain on repurchase of senior convertible notes, net	-	-	-	1,351	-
Recovery on investment loss	400	-	-	400	-
Income (loss) before recovery of (provision for) income taxes	21,770	16,783	1,937	54,581	(38,404)

Recovery of (provision for) income taxes	(5,548)	120,397	(7,877)	76,163	(5,619)
Net income (loss)	$16,222	$137,180	$(5,940)	$130,744	$(44,023)

Net income (loss) per common share - basic	$0.07	$0.62	$(0.03)	$0.59	$(0.20)
Net income (loss) per common share - diluted	$0.07	$0.61	$(0.03)	$0.58	$(0.20)

Shares used in per share calculation - basic	222,335	221,008	216,837	221,091	215,469
Shares used in per share calculation - diluted	225,803	224,984	216,837	223,573	215,469

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for net income and net income per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Reconciliation of GAAP net income (loss) to Non-GAAP net income
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 28,	Jun. 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008 (1)	2008 (2)	2007 (3)	2008 (4)	2007 (5)

GAAP net income (loss)	$16,222	$137,180	$(5,940)	$130,744	$(44,023)

Included in cost of revenues:
Stock-based compensation	233	410	298	958	1,347

Included in other costs and expenses:
Stock-based compensation	5,124	6,946	7,812	18,761	25,824
Reversal of accrual for employee-related taxes	-	-	-	-	(2,212)
Amortization of intangible assets	9,836	9,836	9,836	29,508	29,507
Restructuring costs and other charges	(259)	157	1,564	785	12,244

Included in other income (expense):
Gain on repurchase of senior convertible notes, net	-	-	-	(1,351)	-
Recovery of investment loss	(400)	-	-	(400)	-
Foreign exchange (gain) loss on foreign tax liabilities	(784)	765	6,789	(3,624)	16,074

Included in provision for income taxes:
(Recovery of) provision for income tax matters	(752)	(125,584)	(1,231)	(92,928)	(7,872)
Non-GAAP net income	$29,220	$29,710	$19,128	$82,453	$30,889

Non-GAAP net income per share - basic	$0.13	$0.13	$0.09	$0.37	$0.14
Non-GAAP net income per share - diluted	$0.13	$0.13	$0.09	$0.37	$0.14

Shares used to calculate non-GAAP net income per share - basic	222,335	221,008	216,837	221,091	215,469
Shares used to calculate non-GAAP net income per share - diluted	225,803	224,984	219,345	223,573	217,602

Non-GAAP adjustments

(1) $5.4 million stock based compensation expense; $9.8 million amortization of purchased intangible assets; $0.3 million net reversal of restructuring accruals relating to facilities; $0.4 million recovery of investment loss; $0.8 million net foreign exchange gain on the Company's net foreign tax liabilities; and $0.8 million net income tax recovery relating to $0.7 million tax adjustments based on completed filings and assessments received from tax authorities, $0.4 million income tax effect related to the non-GAAP adjustments above and $0.3 million interest relating to unrecognized tax benefits.

(2) $7.4 million stock based compensation expense; $9.8 million amortization of purchased intangible assets; $0.2 million in restructuring related to severance; $0.8 million net foreign exchange loss on the Company's net foreign tax liabilities and cash held for settlement of these liabilities; and $125.6 million net income tax recovery relating to $124.3 million related to an adjustment to the accrual for unrecognized tax benefits and $1.3 million income tax effect related to the non-GAAP adjustments above.

During the second quarter, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits. As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

(3) $8.1 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $1.6 million restructuring, including $1.2 million for severance and $0.4 million for excess facilities; $6.8 million net foreign exchange loss on the Company's net foreign tax liabilities; and $1.2 million income tax effect related to the non-GAAP adjustments above.

(4) $19.7 million stock based compensation expense; $29.5 million amortization of purchased intangible assets; $0.8 million in restructuring, including $0.5 million related to severance and $0.3 million for excess facilities; $1.4 million net gain on the repurchase of senior convertible notes; $0.4 recovery on investment loss; $3.6 million net foreign exchange gain on the Company's net foreign tax liabilities and cash held for settlement of these liabilities; and $92.9 million net income tax recovery relating to $91.3 million related to the net adjustment to accrual for unrecognized tax benefits and $1.6 million income tax effect related to the non-GAAP adjustments above.

During the second quarter, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits. As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

(5) $27.2 million stock based compensation expense; $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction; $29.5 million amortization of purchased intangible assets; $12.2 million restructuring costs including $9.3 million for severance, $2.4 million for excess facilities, and $0.5 million for contract termination and asset impairment charges; $16.1 million net foreign exchange loss on the Company's net foreign tax liabilities; and $7.9 million income tax effect related to the non-GAAP adjustments above.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 28,		December 30,
	2008		2007

ASSETS:
Current assets:
Cash and cash equivalents	$226,520	(1)	$364,922
Short-term investments	104,401	(1)	-
Accounts receivable, net	46,218		39,362
Inventories, net	38,361		34,246
Prepaid expenses and other current assets	11,862		16,229
Deferred tax assets	8,094		37
Income tax receivable	167		2,365
Total current assets	435,623		457,161

Goodwill	396,144		398,418
Intangible assets, net	165,435		187,126
Investment securities	19,317	(1)	-
Property and equipment, net	17,287		18,725
Investments and other assets	5,886		10,747
Deposits for wafer fabrication capacity	5,145		5,145
Deferred tax assets	1,394		54,676
	$1,046,231		$1,131,998

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$27,340		$24,011
Accrued liabilities	54,229		53,617
Deferred income taxes	2,042		2,787
Liability for unrecognized tax benefit	28,582		71,586
Accrued restructuring costs	6,940		10,911
Deferred income	13,962		13,674
Total current liabilities	133,095		176,586

Long-term obligations	503		958
2.25% senior convertible notes due October 15, 2025	127,000		225,000
Deferred income taxes	16,608		23,023
Liability for unrecognized tax benefit	5,685		107,764

PMC special shares convertible into 2,045 (2007 - 2,065) shares of common stock	2,655		2,671

Stockholders' equity
Common stock and additional paid in capital	1,431,428		1,395,183
Accumulated other comprehensive income (loss)	(863)		1,437
Accumulated deficit	(669,880)		(800,624)
Total stockholders' equity	760,685		595,996
	$1,046,231		$1,131,998

(1) As at September 28, 2008, the Company has a total of $271,866 invested in shares of the Reserve International Liquidity Fund, Ltd. and Reserve Primary Fund (the "Funds"). A portion of these shares have been reclassified from cash and cash equivalents to short-term investments and investment securities due to the redemption delays announced by the Funds, based on the maturity dates of the underlying securities of the Funds.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 28,	September 30,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$130,744	$(44,023)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	19,719	27,172
Depreciation and amortization	41,268	42,606
Foreign exchange gain on tax liability, net	(3,311)	16,075
Gain on repurchase of senior convertible notes, net	(1,351)	-
(Gain) loss on disposal of property and equipment	(32)	496
Changes in operating assets and liabilities:
Accounts receivable	(6,856)	(4,137)
Inventories	(3,938)	3,655
Prepaid expenses and other current assets	4,972	462
Accounts payable and accrued liabilities	(22,069)	5,700
Deferred income taxes and income taxes payable	(79,457)	10,277
Accrued restructuring costs	(3,971)	223
Deferred income	288	2,154
Net cash provided by operating activities	76,006	60,660

Cash flows from investing activities:
Purchases of property and equipment	(5,406)	(5,781)
Purchases of intangible assets	(5,645)	(7,112)
Purchase of short-term investments and investment securities	(123,718)	-
Net cash used in investing activities	(134,769)	(12,893)

Cash flows from financing activity:
Repurchase of senior convertible notes	(95,491)	-
Proceeds from issuance of common stock	16,510	20,150
Net cash provided by (used in) financing activity	(78,981)	20,150

Effect of exchange rate changes on cash and cash equivalents	(658)	1,170
Net (decrease) increase in cash and cash equivalents	(138,402)	69,087
Cash and cash equivalents, beginning of the period	364,922	258,914
Cash and cash equivalents, end of the period	$226,520	$328,001

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
or
VP Marketing Communications
David Climie, 1-408-988-8276
or
Sr Manager, Communications
Susan Shaw, 1-408-988-8515